UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: May 12, 2015

Date of Earliest Event Reported: May 6, 2015

Principal Solar, Inc.

(Exact name of registrant as specified in its charter)

333-196058
(Commission File Number)
Delaware	27-3096175
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

211 N. Ervay, Street, Suite 300

Dallas, TX 75201

(855) 774-7799

(Address and Telephone Number of Registrant's Principal

Executive Offices and Principal Place of Business)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sale of Equity Securities.

On May 6, 2015, the Company contracted to issue, in two separate tranches, 500,000 shares of its $.01 par value Series A Preferred stock ("Series A Preferred") to an unrelated investor at a purchase price of $4.00 per share, that will result in proceeds to the company of $2,000,000. The preferred shares have an dividend rate of 12% per annum and, along with accrued dividends, are convertible into shares of our Common Stock at a price of $4.00 per share at any time on or before the third day following the receipt of proceeds from the Company's current public offering. If the shares are not converted by the holder during that time, the Company shall redeem the shares at face value plus accrued dividends from the proceeds of the public offering.

The first tranche of $1,000,000 was funded on May 6, 2015. The second tranche of $1,000,000 will be funded when a) the Registration Statement on Form S-1 filed on March 27, 2015, as amended, is declared effective by the Securities and Exchange Commission, and b) the Company presents to the holder financing commitments to construct and operate one of our two announced solar projects, Principal Sunrise IV (fka Innovative Solar 46, LLC).

In connection with the issuance, the Company granted the holder warrants to purchase 375,000 shares of its Common Stock, also in two tranches, at a purchase price of $6.00 per share.

Use of proceeds from the issuance is limited to repayment of a certain convertible note outstanding in the amount of $50,000, development of Principal Sunrise IV and Principal Sunrise V, and general corporate purposes. The Company agreed to deliver subordination agreements regarding convertible notes held by related parties, and the incurrence of additional debt or issuance of additional equity instruments superior to the Series A Preferred, the payment of dividends, or the repurchase of our Common shares is prohibited.

If the Company's current public offering is not completed on or before July 1, 2015, the Company agreed to aggressively seek strategic alternatives including, without limitation, marketing the Company to a private equity group, seeking out a strategic purchaser, seeking a merger of equals, or selling its interest in one or more of the solar projects.

Funding of the initial tranche occurred pursuant to a binding term sheet, and the parties have agreed to work together in good faith to negotiate and execute definitive transaction documents on or before May 15, 2015.

The warrants and the convertible note were issued in accordance with the private placement exemption afforded by Section 4(2) of the Securities Act of 1933, as amended.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 6, 2015, the Company filed with the State of Delaware a Certificate of Amendment to Certificate of Incorporation effecting the following (i) a 1 for 4 reverse stock split of its $.01 par value common stock effective immediately, and (ii) granting the Company’s Board of Directors the authority and the discretion to issue shares of preferred stock of the Company from time to time, in one or more series, each of which shall have distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. Any such preferred stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors.

Item 9.01 Financial Statements and Exhibits

Exhibit No.     Description

4.1     Binding Term Sheet for Issuance of Series A Preferred (May 6, 2015)

4.2     Certificate Of Amendment To Certificate Of Incorporation (May 6, 2015)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

PRINCIPAL SOLAR, INC.

Date: May 12, 2015	By:	/s/ David N. Pilotte
Chief Financial Officer